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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of CII Technologies Inc. and subsidiaries on Form S-1 of our report on the financial statements of Hartman Electrical Manufacturing Division of Figgie International dated June 28, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                        /s/ Deloitte & Touche LLP

Cleveland, Ohio

October 9, 1996
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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of CII Technologies Inc. and subsidiaries on Form S-1 of our report dated March 21, 1996, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 21, 1996, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                                /s/ Deloitte & Touche LLP

Charlotte, North Carolina

October 9, 1996

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of CII Technologies Inc. and subsidiaries on Form S-1 of our report on the financial statements of Kilovac Corporation and subsidiaries dated December 6, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                /s/ Deloitte & Touche LLP

Los Angeles, California

October 9, 1996